EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of MFS Variable Insurance Trust II of our reports dated February 19, 2009, relating to the financial statements and financial highlights of MFS Capital Appreciation Portfolio and MFS Massachusetts Investors Growth Stock Portfolio (the “Funds”) for the year ended December 31, 2008, appearing in the Annual Reports on Form N-CSR of MFS Variable Insurance Trust II in the combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of MFS Massachusetts Investors Growth Stock Portfolio.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Representations and Warranties” (section 4, paragraphs 4.1(f) and 4.2(g) of the Form of Plan of Reorganization) included in such combined Prospectus/Proxy Statement and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Boston, Massachusetts

September 9, 2009